Invesco Van Kampen High Yield Municipal Fund                      SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 11/30/2010
File number:       811-7890
Series No.:        5

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $245,151
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                         $ 17,942
        Class C                         $ 50,039
        Class Y                         $ 22,418



73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                           0.5534
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                           0.4845
        Class C                           0.4842
        Class Y                           0.5786


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          419,196
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           32,404
        Class C                          103,356
        Class Y                           56,424


74V.  1 Net asset value per share (to nearest cent)
        Class A                           $ 9.24
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                           $ 9.24
        Class C                           $ 9.23
        Class Y                           $ 9.26